TuHURA Biosciences, Inc. Reports Third Quarter 2025 Financial Results and Provides a Corporate Update

Phase 3 accelerated approval trial of IFx-2.0 as adjunctive therapy with Keytruda® (pembrolizumab) as a first-line therapy for advanced and metastatic Merkel cell carcinoma (MCC) is underway, conducted under Special Protocol Assessment (SPA) agreement with the U.S. Food and Drug Administration (FDA)

Company’s Delta Opioid Receptor (DOR) technology selected for an oral presentation, along with 2 poster presentations at the 67th Annual American Society of Hematology (ASH) Annual Meeting and Exposition, taking place in Orlando, Florida on December 6-9, 2025

TAMPA, Fla., November 14, 2025 - TuHURA Biosciences, Inc. (NASDAQ:HURA) (“TuHURA”), a Phase 3 immuno-oncology company developing novel therapeutics to overcome resistance to cancer immunotherapy, today reported financial results for the Company’s third quarter ended September 30, 2025, and provided a corporate update.

“TuHURA remains highly focused on the execution of its clinical development programs, including enrollment in our Phase 3 pivotal trial of IFx-2.0 as an adjunctive therapy to pembrolizumab in the first line treatment of patients with advanced or metastatic MCC. This accelerated, registration-directed trial, conducted under an SPA Agreement with the FDA, has the potential, if successful, to satisfy the requirements for both accelerated and regular approval without the need to conduct a post-approval confirmatory trial,” stated Dr. James Bianco, President and Chief Executive Officer of TuHURA. “In parallel to advancing our late-stage development candidate IFx-2.0, we are working with experts in the treatment of AML to complete the protocol design for our Phase 2 study of TBS-2025, our VISTA inhibiting antibody, in patients with NPM1 mutated AML. We are on track to submit our proposed Phase 2 plan to FDA next month and initiate the Phase 2 randomized study in the first quarter of next year.”

Dr. Bianco continued, “In addition to our clinical programs, we were excited to see validation of the scientific merit related to our discovery of the potential role of the DOR expression on Myeloid Derived Suppressor Cells (MDSCs) by being selected by the Joint Program Committees of the ASH 2025 Annual Meeting for an oral presentation. We look forward to presenting our data demonstrating that the DOR is a potential novel target to reprogram the immune suppressing capabilities of MDSCs and tumor-associated macrophages (TAMs). Together with regulatory T cells (Tregs), these immunosuppressive cells are collectively responsible for acquired resistance to cancer immunotherapies. The DOR technology is the backbone of our program to develop first-in-class bi-specific, bi-functional immune modulating antibody drug conjugates (ADCs). TuHURA’s oral presentation at the ASH 2025 Annual Meeting is on December 7th at 5:15pm ET.”

Corporate Highlights

•
Acceptance of Oral and Poster Presentations at ASH 2025 Annual Meeting and Exposition. TuHURA announced that ASH has accepted the following abstracts for presentation:

•
Oral Presentation: Delta Opioid Receptor (DOR) Expression on Myeloid-Derived Suppressor Cells (MDSCs) Represents a Novel Target to Overcome Resistance to Immune Checkpoint Inhibitors (ICIs)

•
Poster Presentation: Delta Opioid Receptor (DOR): A Novel Target for Reprogramming Tumor-Associated Macrophage (TAM) Immunosuppressive Phenotype to Overcome Acquired Resistance and Enhance the Effectiveness of Cancer Immunotherapies

•
Moffitt Cancer Center Poster Presentation: Delta opioid receptor signaling modulates myeloid suppression in Myelodysplastic Syndromes

•
Strengthening of TuHURA Team Through the Appointment of Dr. Michael Turner. In November 2025, Michael Turner, Ph.D. was appointed as Vice President of Immunology. Dr. Turner has over 20 years of experience in immunology and oncology, with experience at leading industry companies such as Sanofi Genzyme, Alkermes, Ventus Therapeutics and Third Harmonic Bio.

•
$50 Million At-The-Market (ATM) Facility Filed. In November 2025, TuHURA became eligible to file a “shelf” registration statement on Form S-3 and entered into agreement providing for an ATM facility of up to $50 Million. TuHURA will become able to sell shares under the ATM facility when the S-3 registration statement filed on November 3, 2025 becomes effective under the rules and regulations of the SEC.

Upcoming Targeted Milestones by Program

IFx-2.0 (Innate immune agonist)

•
Q2 2026: Anticipate preliminary results from Phase 1b/2a clinical trial of IFx-2.0 as an adjunctive therapy to pembrolizumab in first line treatment for MCC of unknown primary origin (MCCUP).

•
Q4 2026: Anticipate completion of enrollment in the randomized, placebo-controlled Phase 3 accelerated approval trial in first line treatment as adjunctive therapy to Keytruda® in advanced or metastatic MCC.

•
Q1 2027: Anticipate topline results from the Phase 3 accelerated approval trial.

TBS-2025 (VISTA inhibiting antibody)

•
Q4 2025: Submission of the Phase 2 protocol and plan to the FDA for TBS-2025 in hematologic malignancies.

•
Q1 2026: Initiation of a Phase 2 trial of VISTA inhibiting mAb in relapsed or refractory NPM1-mutated AML in combination with a menin inhibitor.

Lead ADC Selection

•
Q1 2026: TuHURA has developed a library of potent, highly selective DOR inhibitors to be evaluated in its MDSC assays. TuHURA expects to select a lead DOR inhibitor to conjugate to TBS-2025 for testing in preclinical models.

•
Q3 2026: Anticipates first proof of concept in-vivo results from its lead immune modulating ADC.

Financial Results for the Three Months and Nine Months Ended September 30, 2025

Research and development expenses were $4.9 million and $2.9 million for the three months ended September 30, 2025, and 2024, respectively.

Net cash outflows from operating activities were ($22.1) million and ($12.1) million for the nine months ended September 30, 2025, and 2024, respectively.

As of September 30, 2025, TuHURA's total shares outstanding was approximately 51.2 million.

About TuHURA Biosciences, Inc.

TuHURA Biosciences, Inc. (Nasdaq: HURA) is a Phase 3 immuno-oncology company developing novel technologies to overcome primary and acquired resistance to cancer immunotherapy, two of the most common reasons cancer immunotherapies fail to work or stop working in the majority of patients with cancer.

TuHURA’s lead innate immune agonist, IFx-2.0, is designed to overcome primary resistance to checkpoint inhibitors. TuHURA initiated a single randomized placebo-controlled Phase 3 registration trial of IFx-2.0 administered as an adjunctive therapy to Keytruda® (pembrolizumab) compared to Keytruda® plus placebo in first-line treatment for advanced or metastatic Merkel Cell Carcinoma.

In addition to its innate immune agonist product candidates, TuHURA acquired TBS-2025 in its merger with Kineta Inc. on June 30, 2025. TBS-2025 is a VISTA inhibiting mAb moving into Phase 2 development in mutNPM1 r/r AML. In addition, TuHURA is leveraging its Delta Opioid Receptor technology to develop first-in-class, bi-specific antibody drug conjugates and antibody peptide conjugates targeting Myeloid Derived Suppressor Cells to inhibit their immune-suppressing effects on the tumor microenvironment to prevent T cell exhaustion and acquired resistance to checkpoint inhibitors and cellular therapies.

For more information, please visit www.tuhurabio.com and connect with TuHURA on Facebook, X, and LinkedIn.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 27A of the Securities Act, Section 21E of the Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and other future conditions. In some cases you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words or similar expressions. Examples of such forward-looking statements include but are not limited to express or implied statements regarding TuHURA’s expectations, hopes, beliefs, intentions or strategies regarding the future and include, without limitation, statements regarding TuHURA's Delta Opioid Receptor Technology, its IFx-Hu2.0 product candidate and Phase 3 trial, and its TBS-2025 asset, and any developments or results in connection therewith and the anticipated regulatory pathway and timing of the foregoing development programs, studies and trials. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are described in detail in our registration statements, reports and other filings with the SEC, which are available on the combined company’s website, and at www.sec.gov.

The forward-looking statements and other information contained in this press release are made as of the date hereof, and TuHURA does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws. Nothing herein shall constitute an offer to sell or the solicitation of an offer to buy any securities.

Investor Contact:

Monique Kosse
Gilmartin Group
Monique@GilmartinIR.com